EXHIBIT 10.25


                         THIRD SUPPLEMENTAL INDENTURE



     THIRD SUPPLEMENTAL INDENTURE, dated as of May 12, 1995 (this
"Supplemental Indenture"), between TRITON ENERGY CORPORATION, a Delaware corporation, as issuer (the "Company") and CHEMICAL BANK, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, Triton Energy Corporation, a Texas corporation ("Triton Texas"), and the Trustee are parties to the Indenture dated as of November 13, 1992, as amended by Supplemental Indenture dated as of July 1, 1993 and Supplemental Indenture dated as of August 16, 1993 (as has been and may hereafter be amended, supplemented or otherwise modified from time to time, the "Indenture") relating to the Senior Subordinated Notes due 1997 (the "Securities");

     WHEREAS, Triton Texas has effected a change in its state of incorporation from Texas to Delaware through a merger of Triton Texas with and into the Company (the "Reincorporation") and, as a result of the Reincorporation, the Company has succeeded to all of the properties, rights, liabilities and obligations of Triton Texas, including Triton Texas' obligations under the Indenture and the Securities;

     WHEREAS, the Company has requested the Trustee and the Trustee has agreed to join in the execution of this Supplemental Indenture in accordance with the terms of Section 9.01 of the Indenture and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders (as defined in the Indenture) from time to time of the Securities, as follows:

     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Indenture.

     SECTION 2. Assumption by the Company. The Company hereby expressly assumes all of the obligations of Triton Texas as "the Company" under the Securities and the Indenture.

     SECTION 3.  Representations and Warranties.

     3.1 No Event of Default. Immediately after giving effect to the Reincorporation, no event which, after notice or lapse of time, would become a Default or Event of Default occurred or was continuing.

       3.2 State of Incorporation. The Company is duly incorporated under the laws of the State of Delaware.

       3.3 Consolidated Net Worth. Immediately after giving effect to the Reincorporation, the Company had pro forma Consolidated Net Worth at least equal to the Consolidated Net Worth of Triton Texas prior to the Reincorporation.

      3.4 Additional Indebtedness. Immediately after giving effect to the Reincorporation, the Company could incur an additional $1.00 of Indebtedness pursuant to Section 10.07 of the Indenture (other than Permitted
Indebtedness).

     SECTION 4.  MISCELLANEOUS.

     4.1 The Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

       4.2 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

     4.3 Counterparts. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     4.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TRITON ENERGY CORPORATION, as Issuer

Attest:     /s/ Tamera D. Gibson     By:     /s/ Robert B. Holland, III
     Title:  Assistant Secretary               Title:  Sr. Vice President


CHEMICAL BANK, as Trustee


Attest: /s/ L. O'Brien                       /s/ Gregory McFarlane
     Title:  Senior Trust Officer               Title:  Vice President